Exhibit 10.1
SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO COLLATERAL AGREEMENT
SECOND AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT TO COLLATERAL AGREEMENT (this “Amendment”), dated as of October 18, 2024, among AVIAT NETWORKS, INC., a Delaware corporation (the “Parent”), AVIAT U.S., INC., a Delaware corporation (“Aviat US”), AVIAT NETWORKS (S) PTE. LTD., a company incorporated and validly existing under the laws of Singapore (“Aviat Singapore”, together with Parent and Aviat US, the “Borrowers” and each a “Borrower”), the Lenders (as defined below) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent (the “Administrative Agent”). Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided such terms in the Credit Agreement referred to below.
W I T N E S S E T H:
WHEREAS, the Borrowers, the lenders party thereto (the “Lenders”), the Administrative Agent and the other parties thereto have entered into that certain Credit Agreement, dated as of May 9, 2023 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by this Amendment, the “Credit Agreement”);
WHEREAS, the Domestic Borrowers and certain Subsidiaries of the Domestic Borrowers have entered into that certain Collateral Agreement in favor of the Administrative Agent, dated as of May 9, 2023 (as amended or otherwise modified prior to the date hereof, the “Existing Collateral Agreement” and the Existing Collateral Agreement, as amended by this Amendment, the “Collateral Agreement”);
WHEREAS, the Borrowers have requested that certain of the Lenders provide commitments to make term loans on the Amendment Effective Date in the aggregate principal amount of $75,000,000 for the purpose of refinancing the Delayed Draw Term Loans outstanding under the Existing Credit Agreement and an increase in the Revolving Credit Commitments under the Existing Credit Agreement such that the Revolving Credit Commitments as of the Amendment Effective Date are $75,000,000; and
WHEREAS, the Borrowers have requested certain amendments to the Existing Credit Agreement and the Existing Collateral Agreement, in each case as more particularly set forth in this Amendment and the annex hereto, and subject to the terms and conditions set forth herein, the Administrative Agent and the Lenders have agreed to amend the Existing Credit Agreement and the Existing Collateral Agreement as more specifically set forth herein.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.Amendments to Existing Credit Agreement and Existing Collateral Agreement. Effective as of the Amendment Effective Date (as defined below) and subject to the terms and conditions set forth herein and in reliance upon representations and warranties set forth herein, each of the Existing Credit Agreement and the Existing Collateral Agreement is hereby amended as follows:
a.The body of the Existing Credit Agreement (excluding the Schedules and Exhibits thereto) are hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (iii) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the Credit Agreement attached hereto as Annex A.
b.Exhibits B, D and E to the Existing Credit Agreement are each hereby amended and restated in their respective entireties to read as set forth on Annex B hereto.
c.Schedule 1.1 to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on Annex C hereto.
d.The Existing Collateral Agreement is hereby amended by making each reference to “Secured Hedge Agreement(s)” also a reference to the Secured Bilateral Letter of Credit Facility.
Section 2.Conditions to Effectiveness. This Amendment shall become effective on the date when the following conditions shall have been satisfied or waived (such date, the “Amendment Effective Date”):
a.The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Credit Party, each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
i.this Amendment, duly executed by a Responsible Officer of each Credit Party, the Administrative Agent and the Lenders, in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel.
ii.a certificate of a Responsible Officer of each Credit Party certifying as to the incumbency and genuineness of the signature of each officer of such Credit Party executing Loan Documents to which it is a party and certifying that (A) the articles or certificate of incorporation or formation (or equivalent), as applicable, of such Credit Party have not been amended since the date of the last delivered certificate, or if they have been amended, attached thereto are true, correct and complete copies of the same, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation, organization or formation (or equivalent), as applicable, (B) the bylaws or other governing document of such Credit Party have not been amended since the date of the last delivered certificate, or if they have been amended, attached thereto are true, correct and complete copies of the same, (C) attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or other governing body) of such Credit Party authorizing and approving the transactions contemplated hereunder and the execution, delivery and performance of this Amendment, the Credit Agreement and the other Loan Documents to which it is a party, and (D) attached thereto is a true, correct and complete copy of such certificates of good standing (including bring down certificates) from the applicable secretary of state of the state of incorporation, organization or formation (or equivalent), as applicable, of each Credit Party; and
iii.opinions of counsel to the Credit Parties addressed to the Administrative Agent and the Lenders with respect to the Credit Parties, this Amendment and such other matters as the Administrative Agent shall reasonably request.
b.The Borrowers shall have made, or concurrently with the funding of the Initial Term Loans on the date hereof shall make, principal prepayments with respect to the Delayed Draw Term

Loans under the Existing Credit Agreement in an amount equal to the then unpaid principal amount of such Delayed Draw Term Loans outstanding.
c.The Borrowers shall have delivered to the Administrative Agent the financial statements required to be delivered pursuant to Section 8.1(a) of the Credit Agreement for the Fiscal Year ended June 30, 2024 and the related Compliance Certificate required to be delivered pursuant to Section 8.2(a) of the Credit Agreement for such Fiscal Year, which shall contain no material negative variance from the model previously provided to the Administrative Agent, as determined by the Administrative Agent in its reasonable discretion.
d.The Borrowers shall have paid all fees and expenses of the Administrative Agent, Wells Fargo Securities, LLC and their counsel and the Lenders and all other fees and expenses, in each case, required to be paid on the Amendment Effective Date.
For purposes of determining compliance with the conditions specified in this Section 2, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Amendment Effective Date specifying its objection thereto.
Section 3.Representations and Warranties. To induce the Administrative Agent and the other Lenders to enter into this Amendment, each Credit Party represents and warrants to the Administrative Agent and the other Lenders on and as of the Amendment Effective Date that, in each case:
a.all of the representations and warranties set forth in Article VII of the Credit Agreement and the other Loan Documents are true and correct in all material respects, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty is true and correct in all respects, on and as of the Amendment Effective Date with the same effect as if made on and as of such date (except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty remains true and correct in all material respects as of such earlier date, except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty remains true and correct in all respects as of such earlier date);
b.no Default or Event of Default exists and is continuing;
c.it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and
d.this Amendment and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Credit Party, and each such document constitutes the legal, valid and binding obligation of each such Credit Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal Debtor Relief Laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

Section 4.Reference to and Effect on the Credit Agreement and the Loan Documents. Except as expressly provided herein, the Existing Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Existing Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Existing Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Existing Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement and the Collateral Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” or the “Collateral Agreement” shall be deemed to be references to the Credit Agreement or the Collateral Agreement, as applicable.
Section 5.Further Assurances. Each Credit Party agrees to, to the extent required by the Loan Documents, make, execute and deliver all such additional and further acts, things, deeds, instruments and documents as the Administrative Agent may reasonably require for the purposes of implementing or effectuating the provisions of this Amendment and the other Loan Documents.
Section 6.Acknowledgement and Reaffirmation. Each Credit Party (a) consents to this Amendment and agrees that the transactions contemplated by this Amendment shall not limit or diminish the obligations of such Person under, or release such Person from any obligations under, any of the Loan Documents to which it is a party (as amended pursuant to this Amendment), (b) confirms and reaffirms its obligations under each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) and (c) agrees that each of the Loan Documents to which it is a party (as amended pursuant to this Amendment) remains in full force and effect and is hereby ratified and confirmed.
Section 7.Costs and Expenses. Each Borrower hereby reconfirms its obligations pursuant to Section 12.3(a) of the Credit Agreement to pay and reimburse the Administrative Agent in accordance with the terms thereof.
Section 8.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 9.Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery by facsimile or electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.
Section 10.Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter. This Amendment is a Loan Document and is subject to the terms and conditions of the Credit Agreement.

Section 11.Waiver of Notice of Prepayment. The Administrative Agent and the Lenders hereby waive any required notice of prepayment with respect to the Delayed Draw Term Loans outstanding under the Existing Credit Agreement that may otherwise exist under the Credit Agreement.
Section 12.Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

AVIAT NETWORKS, INC., as Parent and a Borrower

By:	/s/ Michael Connaway
Name: Michael Connaway
Title: Senior Vice President & Chief Financial Officer

AVIAT U.S., INC., as a Borrower

By:	/s/ Michael Connaway
Name: Michael Connaway
Title: Senior Vice President & Chief Financial Officer

AVIAT NETWORKS (S) PTE. LTD., as a Borrower

By:	/s/ Michael Connaway
Name: Michael Connaway
Title: Director

Aviat Networks, Inc.
Second Amendment to Credit Agreement and First Amendment to Collateral Agreement
Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, an Issuing Lender and a Lender

By:	/s/ Clay Scovill
Name: Clay Scovill
Title: Executive Director

Aviat Networks, Inc.
Second Amendment to Credit Agreement and First Amendment to Collateral Agreement
Signature Page

CITIBANK, N.A., as a Lender and an Issuing Lender

By:	/s/ Aneeka Sajid
Name: Aneeka Sajid
Title: Director

Aviat Networks, Inc.
Second Amendment to Credit Agreement and First Amendment to Collateral Agreement
Signature Page

REGIONS BANK, as a Lender

By:	/s/ Joanmarie Marini
Name: Joanmarie Marini
Title: Associate
Aviat Networks, Inc.
Second Amendment to Credit Agreement and First Amendment to Collateral Agreement
Signature Page